                                                                   EXHIBIT 10.26


                           STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of the 17th day of April, 1998 by and between SIMIONE CENTRAL HOLDINGS, INC., a Delaware Corporation (the "Company"), ECLIPSYS CORPORATION, a Delaware corporation (the "Purchaser"), and the Stockholders listed on Schedule I attached hereto (individually, a "Stockholder" and collectively, the "Stockholders").

Preliminary Statement

         A. The Stockholders own the shares (collectively, the "Shares") of the common stock, $.00 1 par value per share (the "Common Stock"), of the Company set forth opposite their respective names on Schedule I attached hereto.

         B. The Purchaser desires to purchase, and the Stockholders desire to sell, the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

         C. It is in the interests of the Company to join in this Agreement in connection with the execution of a reseller agreement and the grant of a right in favor of the purchaser to acquire additional shares of Common Stock under certain circumstances, each as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


         1. Purchase and Sale of Shares from the Stockholders. Subject to and upon the terms and conditions of this Agreement, each Stockholder shall concurrently sell, and deliver to the Purchaser, and the Purchaser shall purchase and accept from each Stockholder, the Shares set forth opposite such Stockholder's name on Schedule I attached hereto at a price of $13.25 per share for an aggregate purchase price of $5,565,000.

         2.       Closing Delivery.

                  (a) The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the Purchaser, on the date hereof or at such other time and place upon which the Company and the Purchaser shall agree.

                  (b) At the Closing, each Stockholder will deliver to the Purchaser a certificate representing the Shares duly endorsed in blank or with stock powers duty executed by such Stockholder, and the Purchaser shall deliver to the shareholders, the purchase price therefor due to each Stockholder in cash, by cashier's or certified check, or by wire transfer immediately available funds to an account designated by the Stockholder.

                  (c) At the Closing, the Company and the Purchasers shall also enter into a Remarketing Agreement in the form of Exhibit A attached hereto.

         3. Representations and Warranties of the Company Regarding the Company. The Company represents and warrants to the Purchaser as follows:

         (a) The Company is a corporation duty organized, validly existing and in good standing, under the laws of the jurisdiction of its incorporation. No proceedings have been taken or authorized by the Company or, to the best of the Company's knowledge, by any other party, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding-up of the Company.

         (b)(i) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"). As of March 31, 1998: (i) 8,524,478 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Preferred Stock were issued or outstanding; (iii) no shares of Common Stock or Preferred Stock were held in the treasury of the Company or by subsidiaries of the Company; (iv) 186,079 shares were reserved for issuance under outstanding warrants ("Warrants"); (v) 1,683,356 shares of Common Stock were reserved for issuance pursuant to stock options granted and outstanding as of March 31, 1998 and the plans or other arrangements under which such options were granted (the "Company Stock Plans"). The Shares, and all shares of Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified herein and in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock.

         (ii) Except as reserved for grants of options or rights of issuances of stock after March 31, 1998 under the Warrants and Company Stock Plans and as disclosed on Schedule II, there are no equity securities of any class of the Company or any of its subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except pursuant to the Warrants and the Company's Stock Plans and as otherwise disclosed on
                  Schedule II, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating, the Company or any of its subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, and, to the best knowledge of the Company, as of the date of the Agreement, there are no voting trust, proxies or other agreements or understandings with respect to the shares of capital stock of the Company except with respect to the Simione Central Holding, Inc. Profit-Sharing Plan Trust and except as disclosed in the Company's 1997 definitive proxy statement.

         (c) The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (d) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or violate any provision of the charter or By-laws of the Company, (ii) require on the part of the Company any filing with, or permit, authorization, consent or approval of, and governmental entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Company is a party or by which either is bound or to which any of their assets are subject, or (iv) violate any order, writ, injunction, decree, status, rule or regulation applicable to the Company or any of its properties or assets.

         (e) The Company has previously furnished to the Purchaser complete and accurate copies, as amended or supplemented, of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission ("SEC"), and (ii) all other reports filled by the Company under Section 13 of the Exchange Act with the SEC since December 11, 1997 (collectively, the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) and (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein (subject, in the case of unaudited statements, to normal recurring year-end adjustments).

         (f) Since December 31, 1997, to the Company's knowledge, there has not been any material adverse change in the assets, business, financial condition or results of operations or future prospects of the Company.

         (g) The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         (h) Except as disclosed in the Company Reports, there is no (i) unsatisfied judgment, order, decree, stipulation or injunction or (ii) claim, complaint action, suit, proceeding, hearing or investigation of or in any governmental entity before any arbitrator to which the Company is a party or, to the Company's knowledge, threatened to be made a party, that could reasonably be expected to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

         4. Representations of the Stockholders Regarding the Shares. Each Stockholder represents and warrants to the Purchaser as follows:

         (a) Such Stockholder has good and marketable title to the Shares which are to be transferred to the Purchaser by such Stockholder pursuant here, to, free and clear of any and all covenants, conditions, restrictions (other than under the Securities Act, as hereinafter defined), voting, trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

         (b) Such Stockholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Purchaser at the Closing the Shares to be sold by such Stockholder hereunder and, upon consummation of the purchase contemplated hereby, the Purchaser will acquire from such Stockholder good and marketable title to such Shares, free and clear of all covenants, conditions, restrictions (other than under the Securities Act, as hereinafter defined, or hereunder), voting, trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

         (c) Such Stockholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Stockholder or the transfer, conveyance and sale of the Shares to be sold by such Stockholder to the Purchaser pursuant to the terms hereof.

         (d) No broker or finder has acted for such Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

         5. Company Board of Directors. So long as this Agreement continues in effect:

         (a) The Purchaser shall have the right to designate a representative reasonably acceptable to the Company's Board of Directors for election as a Director. Pursuant to such right, at the next regularly scheduled meeting, of the Company's Board of Directors after receiving notice from the Purchaser that it has elected to designate a representative to serve on the Board, the Company shall expand its Board of Directors by one Director and shall appoint such nominee representative to fill the vacant directorship created by such expansion. The Company represents to the Purchaser that pursuant to its By-laws, as currently in effect, its Board of Directors has the authority, without further action by its shareholders, to effect such expansion in the number of the Company's Directors and to fill the vacancy created by such expansion.

         (b) Such representative shall excuse himself or herself from voting in any portion of any meeting relating to the consideration of any matter in which Purchaser has a material interest, other than solely as a stockholder.

         (c) Prior to the next regular meeting of the Company's shareholders after appointment of any such Purchaser representative to the Board and thereafter prior to all meetings of the Company's shareholders at which Directors will be elected, the Company shall nominate and recommend the Purchaser representative (or a successor reasonably acceptable to the Company's Board of Directors) for election to a seat on the Company's Board of Directors, and shall use its best efforts to cause such Purchaser representative to be elected as such Director. In the event that this Agreement shall terminate as provided in Section 8 below, no such termination shall preclude the Purchaser from thereafter voting those shares that then have the right to vote on Directors of the Company for election of a Purchaser representative to the Company's Board. At any time upon written request of the Company following the termination of this Agreement, Purchaser shall cause the Purchaser's representative to resign from the Company's Board of Directors.

         (d) Purchaser shall take such action as may be required so that all Shares are voted for nominees to the Board of Directors of the Company, and unless the Company otherwise consents in writing, on all other matters to be voted on by holders of the Common Stock, in favor of all such matters recommended by the Company's Board of Directors.

         (e) Notwithstanding the provisions of this Section 5, the Company shall not be obligated to nominate or appoint any person to the Company's Board of Directors who (i) in the written opinion of outside counsel, would not be qualified under applicable law, rule or regulation to serve as a director of the Company, or (ii) has been involved in any of the events enumerated in Item 2(d) or (c) of Schedule 13D promulgated under the Securities Exchange Act of 1934, or who is the target of an investigation by any governmental authority or agency relating to felonious criminal activity, or subject to any order, decree or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services.

         6.       Covenants.

         (a) Purchaser agrees that neither the Purchaser nor any of its affiliates, alone or with others, will in any mariner acquire, agree to acquire, make any proposal (or request permission to make any proposal) to acquire any securities (or direct or indirect rights, warrants or options to acquire any securities) of the Company (other than securities constituting less than 1% of the outstanding Common Stock of the Company or securities issued as a dividend or distribution upon the Shares), unless such acquisition, agreement or making of a proposal shall have been first approved (or in the case of a proposal, first invited) by the Company's Board of Directors.

         (b)(i) In the event that at any time on or before 180 days of the date of this Agreement, the Company proposes to enter into any agreement for merger or consolidation of the Company, a sale or disposition of 50% or more of its assets or earning power, or issuance of additional equity securities, as a result of which the other party or parties to such agreement would thereafter own, directly or indirectly, a substantial portion of the Company's business or a majority of the outstanding Voting Stock of the Company (any of the foregoing, an "Acquisition Event"), the Company shall provide the Purchaser written notice of such Acquisition Event at least 20 days prior to entering into a definitive agreement for any such Acquisition Event, which notice shall contain a description of the general nature of the proposed transaction.

         (ii) The Company shall also provide the Purchaser prompt written notice:

                  (A) of all bona fide offers it receives to purchase more than 5% of its outstanding Voting Stock or acquire a substantial portion of its assets or business;

                  (B) if the Company receives notice that a third party has purchased or made an offer to purchase 5% or more of its outstanding Voting Stock or reasonably believes there is a substantial possibility that a third party intends to purchase, or to make an offer to purchase more than 5% of its outstanding Voting Stock; and

                  (C) if the Company intends to enter into a definitive agreement to sell additional shares of its Voting Stock comprising more than 5% of its outstanding Voting Stock.

         (iii) Upon the receipt by Purchaser of written notice pursuant to clause (b)(1) above, the Purchaser shall have the right, exercisable by written notice delivered within twenty (20) days to the Company, to acquire, on the closing date of the Acquisition Event ("Notified Closing Date") up to that number of shares of Common Stock equal to 4.9% of the outstanding Common Stock of the Company on the Notified Closing Date at a purchase price of $13.25 a share, which acquisition shall be effected on the Notified Closing Date in accordance with the procedures of Section 2(b) above.

         7. Investment Representation. The Purchaser represents, warrants and covenants as follows:

         (a) It is purchasing the shares for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

         (b) It has had such opportunities as it deems adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of investment in the Company.

         (c) It can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

         (d) It understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and
                  (iv) there is now no registration statement on file with the securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to registered the Shares under the Securities Act.

         (e) A legend substantially in the following form will be placed on the certificate representing the Shares:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

         (f)      In the event of any purchase of Common Stock pursuant to
                  Section 6(b)(iii) above, the Purchaser shall make the foregoing representations with respect to the Common Stock purchased on the Notified Closing Date.

         8. Term. This Agreement shall continue in effect until the earlier of (i) April 17, 2001, or (ii) the date on which the Remarketing Agreement terminates.

         9.       Miscellaneous.

         (a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this agreement.

         (b) For purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties are as follows:

                           If to Purchaser:

                           Eclipsys Corporation
                           777 East Atlantic Avenue, Suit 200
                           Delray Beach, FL 33483
                           Attention: Harvey Wilson, Chief Executive Officer

                           With a copy to:

                           John A. Burgess, Esq.
                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA 02109

                           If to Company:

                           Simione Central Holdings, Inc.

                           6600 Powers Ferry Road
                           Atlanta, GA 30339
                           Attention: James R. Henderson, President and CEO

                           With a copy to:

                           Simione Central Holdings, Inc.

                           6600 Powers Ferry Road
                           Atlanta, GA 30339
                           Attention: General Counsel

                           If to the Stockholders:

                           Gary M. Bremer
                           Gary B. Bremer
                           William T. Simione, Jr.
                           c/o Simione Central Holdings, Inc.
                           6600 Powers Ferry Road
                           Atlanta, GA 30339

                           Rod D. Windley
                           c/o Heathfield, Inc.
                           6666 Power Ferry Road, 3rd Floor
                           Atlanta, GA 30339

                  No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown herein. All notices shall be in English and shall be effective upon receipt if delivered personally, two days after shipment by overnight delivery services and seven (7) days after mailing if sent by mail.

         (c) This Agreement shall be governed by the taws of the State of Delaware and interpreted and determined in accordance with the laws of the State of Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.

         (d) This Agreement shall inure to the benefit of the successors and assigns of the Company and the Purchaser.

         (e) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         (f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by each party hereto.

         (g) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                 PURCHASER:

                                        Eclipsys Corporation

                                        By: /s/
--------------------------------           ------------------------------------
                                           Vice President

ATTEST:                                 THE COMPANY:

                                        Simione Central  Holdings, Inc.

                                        By: /s/
--------------------------------           ------------------------------------
                                           COO

                                        STOCKHOLDERS:

                                        Gary M. Bremer


                                        ----------------------------------------

                                        Gary B. Bremer


                                        ----------------------------------------

                                        William J. Simione, Jr.


                                        ----------------------------------------

                                        Rod D. Windley

                                         /s/ R.D. Windley
                                        ----------------------------------------

                            SCHEDULE I

Stockholders                                     Shares To Be Sold

Gary M. Bremer                                        187,500

Gary B. Bremer                                        20,000

William J. Simione, Jr.                               25,000

Rod D. Windley                                        187,500

                                   SCHEDULE II

(1) Offer to issue shares of its Common Stock for $8,000,000 of the proposed purchase price in an acquisition transaction. The purchase price to be based upon the value of the Company's Common Stock at the execution of a definitive agreement in connection with such proposed acquisition.

(2) Effective April 15, 1998, the Company merged InfoMed, Inc. into its wholly-owned subsidiary Simione Central National, Inc. and in connection with this merger, the Company issued 6,844 shares of its Common Stock to the remaining minority shareholders of InfoMed, Inc.

(3) The Board of Directors has approved, subject to shareholder approval, an increase in the number of shares available for grant of stock options of 1,000,000 shares under the Company's 1997 Stock Plan. Options for 344,725 shares have been granted by the Compensation Committee subject to shareholder approval to total share increase.